Form N-CSR Item 12(b) Exhibit

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

OF 2002 (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18,

UNITED STATES CODE)

The undersigned hereby certify in their capacity as President and Treasurer, respectively, of the Wright Managed Income Trust (the “Trust”) (on behalf of Wright Total Return Bond Fund and Wright Current Income Fund), that:

(a)	the Semi-Annual Report of the Trust (on behalf of Wright Total Return Bond Fund and Wright Current Income Fund) on Form N-CSR for the period ended June 30, 2010 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust (on behalf of Wright Total Return Bond Fund and Wright Current Income Fund) for such period.

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

The Wright Managed Income Trust (on behalf of Wright Total Return Bond Fund and Wright Current Income Fund)

Dated: 8/23/10

/s/ Peter M. Donovan
Peter M. Donovan
President

Dated: 8/23/10

/s/ Gale L. Bertrand
Gale L. Bertrand
Treasurer